                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            SUBURBAN BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                            SUBURBAN BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
   *Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

LOGO
                                                                  March 15, 1994

Dear Stockholder:

  You are cordially invited to attend the 1994 Annual Meeting of the Stockholders of Suburban Bancorp, Inc. (the "Company"), which will be held in the Auditorium, Meadows Corporate Center (formerly Gould Center), 2850 West Golf Road, Rolling Meadows, Illinois (the "Meeting"). The Meeting will be held on Friday, April 15, 1994 commencing at 3:00 p.m.

  The primary business of the Meeting will be to elect directors for the coming year and to approve the selection of independent auditors.

  The formal Notice of Meeting and Proxy Statement containing information pertinent to the business of the Meeting are set forth on the following pages. A copy of the Company's Annual Report for the year 1993 is also enclosed.

  Your vote is important no matter how many shares you own. To be certain that your shares will be voted at the Meeting, please mark, sign, and date the enclosed proxy card and return the same in the accompanying envelope. You may revoke your proxy at any time prior to its exercise. Returning your proxy card will not prevent you from attending the Meeting. If you attend the Meeting, you may revoke your proxy and vote your shares personally if you wish.

  If you have any questions before the Meeting, please call Mr. Edward C. Murawski, Senior Vice President of the Company, at (708) 359-1077.

                               Sincerely,

                               LOGO
                               Gerald F. Fitzgerald
                               Chairman of the Board

LOGO
                             SUBURBAN BANCORP, INC.
                               50 NORTH BROCKWAY
                            PALATINE, ILLINOIS 60067

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 15, 1994

To: Stockholders of Suburban Bancorp, Inc.

  The Annual Meeting of Stockholders of Suburban Bancorp, Inc. (the "Company") will be held in the Auditorium, Meadows Corporate Center (formerly Gould Center), 2850 West Golf Road, Rolling Meadows, Illinois on Friday, April 15, 1994 at 3:00 p.m., Chicago Time (the "Meeting"), for the following purposes:

    1. For the holders of the Class A Common Stock of the Company to elect three directors to hold office until the next annual meeting or until their successors shall be elected and qualified;

    2. For the holders of the Class B Common Stock of the Company to elect seven directors to hold office until the next annual meeting or until their successors shall be elected and qualified;

    3. To approve the designation of the firm of Deloitte & Touche as independent public accountants for the Company and its subsidiaries for the year 1994; and

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  Only stockholders of record at the close of business on February 25, 1994, are entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of such stockholders will be maintained at the offices of the Company during the ten day period prior to the Meeting and will be available for examination by any stockholder for any purpose germane to the Meeting.

                               By Order of the Board of Directors,

                               LOGO
                               Thomas G. Fitzgerald
                               Secretary

Palatine, Illinois
March 15, 1994

                             SUBURBAN BANCORP, INC.
                               50 NORTH BROCKWAY
                            PALATINE, ILLINOIS 60067

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Suburban Bancorp, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 15, 1994, or any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 15, 1994.

  The Certificate of Incorporation of the Company provides that if, on the record date for a meeting of the stockholders, the number of shares of Class A Common Stock outstanding and the number of shares of Class B Common Stock outstanding are both at least 12 1/2% of the total number of shares of Common Stock outstanding, then the holders of Class A Common Stock, voting as a separate class, shall elect 25% of the members of the Board of Directors of the Company and the holders of the Class B Common Stock, voting as a separate class, shall elect the remainder of the members of the Board of Directors. The Certificate of Incorporation further provides that, with respect to all other matters, the holders of the Class A Common Stock and the Class B Common Stock shall vote together, as a single class, and that each share of Class A Common Stock shall have one vote and each share of Class B Common Stock shall have ten votes. There were, at the close of business on February 25, 1994, 2,190,520 shares of Class A Common Stock outstanding and 1,256,486 shares of Class B Common Stock outstanding. Accordingly, the holders of the Class A Common Stock are entitled to elect 25% of the members of the Board of Directors and the holders of the Class B Common Stock are entitled to elect the remainder of the members of the Board of Directors. Only stockholders of record on February 25, 1994, are entitled to notice of and to vote at the Meeting. The proxy does not affect the right to vote in person at the Meeting and may be revoked at any time prior to the voting thereof. The presence at the Meeting in person or by proxy of the holders of stock having a majority of the votes attributable to the capital stock of the Company issued and outstanding will constitute a quorum for the transaction of all business.

  As noted below under Section 2 entitled "Beneficial Ownership of Securities," Gerald F. Fitzgerald, Gerald F. Fitzgerald, Jr., James G. Fitzgerald, Marjorie
G. Fitzgerald, Peter G. Fitzgerald, Thomas G. Fitzgerald, and Julie F. Schauer are the beneficial owners of 90.76% of the shares of the issued and outstanding Class B Common Stock, which amount is sufficient without any additional votes to (i) elect as directors the seven persons whose names are set forth below in the table entitled "Nominees for Directors to be Elected by Holders of Class B Common Stock," (ii) ratify the appointment of Deloitte & Touche, independent auditors for the Company, and (iii) approve or defeat any other action or proposal to be taken or made at the Meeting, except the election of Class A directors and any proposals subject to a vote by classes of stock. Such persons have advised the Company that they intend to vote their shares FOR such nominees and FOR the ratification of the appointment of such independent auditors.

1. ELECTION OF DIRECTORS

  The Bylaws of the Company have fixed the number of directors constituting the Board of Directors at between five and twenty-five, as determined by resolution of the Board of Directors. On February 7, 1991, the Board of Directors adopted a resolution setting the number of directors constituting the Board of Directors at ten. It is proposed to elect ten directors at the Meeting, of whom three will be elected by the holders of the Class A Common Stock, voting as a separate class, and seven will be elected by the holders of the Class B Common Stock, voting as a separate class. Each director so elected will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified.

  The most recent meeting of the stockholders of the Company at which directors were elected was the annual meeting of stockholders held on April 16, 1993. A total of 1,390,946 shares of Class A Common Stock, which amounted to 66.7% of the issued and outstanding Class A Common Stock of the Company, was present, either in person or by proxy, at the meeting. Over 99.8% of such shares voted FOR the election of Messrs. Crowe and Lizzadro and Dr. Sammons as Class A directors for one-year terms expiring in 1994, and less than .12% of such shares were withheld from the vote regarding such nominees. A total of 1,230,498 shares of Class B Common Stock, which amounted to 97.7% of the issued and outstanding Class B Common Stock of the Company, was present, either in person or by proxy, at the meeting. Over 99.9% of such shares voted FOR the election of Messrs. Catini, Cooney, Riordan, Gerald F. Fitzgerald, Gerald F. Fitzgerald, Jr., James G. Fitzgerald, and Thomas G. Fitzgerald as Class B directors for one-year terms expiring in 1994, and less than .02% of such shares were withheld from the vote regarding such nominees.

  It is intended that all shares of stock represented by a proxy in the form or forms accompanying this Proxy Statement will be voted FOR the election of the nominees listed below unless otherwise specified in such proxy.

  The following information has been furnished by the respective nominees. All of such information is as of February 25, 1994:

                             NOMINEES FOR DIRECTORS
                TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

NAME (AGE) AND POSITIONS
  AND OFFICES WITH THE            PRINCIPAL OCCUPATIONS AND EMPLOYMENT FOR
        COMPANY                   PAST FIVE YEARS AND OTHER INFORMATION(1)
- ------------------------          ----------------------------------------
John V. Crowe (66)......  President, Transport Service Co. (independent
 director--1986.          transportation firm).
Joseph F. Lizzadro (56).  Chairman, L&H Company, a holding company controlling
 director--1992           stock in: Meade Electric Company; Meade Industrial
                          Services; Roadway Signal & Lighting; Contracting &
                          Material Company; Traffic Control Corporation; and
                          James Davidson Constructors & Contractors' Data
                          Services.
James H. Sammons, M.D.    Chairman, Sammons Associates (a medical consulting
 (67)...................  firm); formerly executive vice president, American
 director--1986           Medical Association.

                             NOMINEES FOR DIRECTORS
                TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

NAME (AGE) AND POSITIONS
  AND OFFICES WITH THE            PRINCIPAL OCCUPATIONS AND EMPLOYMENT FOR
        COMPANY                   PAST FIVE YEARS AND OTHER INFORMATION(1)
- ------------------------          ----------------------------------------
Francis Catini (48).....  President and director of Suburban Bank of Cary-Grove;
 director--1981           director of Suburban Remittance Corp. and Suburban
                          Mortgage Corporation.
Donald J. Cooney (64)...  Chairman of the board of directors and former president
 director--1987           of The State Bank of Woodstock.
Gerald F. Fitzgerald      Chairman of the board of directors of the Company;
 (68)...................  prior to 1991, chairman of the board of directors of
 chairman of the board    several of the Company's subsidiary banks.
 of directors--1981
Gerald F. Fitzgerald,     President and chief executive officer of the Company;
 Jr. (43)...............  chairman of the board of directors of several of the
 director--1981           Company's subsidiary banks and non-bank subsidiaries;
 president and chief      president of several of the Company's non-bank
 executive officer--1990  subsidiaries.

NAME (AGE) AND POSITIONS
  AND OFFICES WITH THE            PRINCIPAL OCCUPATIONS AND EMPLOYMENT FOR
        COMPANY                   PAST FIVE YEARS AND OTHER INFORMATION(1)
- ------------------------          ----------------------------------------
James G. Fitzgerald       Treasurer and chief executive officer of the Company;
 (42)...................  chairman of the board of directors since 1990 and
 director, treasurer,     president since 1983 of Suburban Bank of Barrington;
 and chief financial of-  director of several of the Company's non-bank
 ficer--1981              subsidiaries; chairman of the board of directors of
                          several of the Company's subsidiary banks.
Thomas G. Fitzgerald      Attorney and member of the Chicago law firm of Freeborn
 (40)...................  & Peters; director of Suburban National Bank of
 director--1981           Barrington.
 secretary--1991
Richard J. Riordan (67).  Attorney and partner in the Chicago law firm of
 director --1981          Riordan, Larson, Bruckert & Moore; director of Suburban
                          National Bank of Palatine and Suburban Bank of Cary-
                          Grove.

- --------
(1) The following banks and companies are subsidiaries of the Company: Marengo State Bank; The State Bank of Woodstock; The State Bank of Huntley; Suburban Bank of Barrington; Suburban Bank of Bartlett; Suburban Bank of Cary-Grove; Suburban Bank of Hoffman-Schaumburg; Suburban Bank of Oakbrook Terrace; Suburban Bank of Rolling Meadows; Suburban Bank of West Brook; Suburban National Bank/Aurora; Suburban National Bank of Elk Grove Village; Suburban National Bank of Palatine; Suburban Information Systems, Inc.; Suburban Holdings, Inc.; Suburban Remittance Corp.; Brockway Insurance Agency, Inc.; and Suburban Mortgage Corporation.

  Gerald F. Fitzgerald, Jr., James G. Fitzgerald, and Thomas G. Fitzgerald are sons of Gerald F. Fitzgerald. No other directors or executive officers of the Company are related. Gerald F. Fitzgerald, Jr., James G. Fitzgerald, and Thomas
G. Fitzgerald were each the beneficial owner of more than 10% of the outstanding Class B Common Stock of the Company as of February 25, 1994, and may each be considered a control person of the Company by reason thereof.

  The Board of Directors maintains an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors, independent loan review firm, and internal auditors; reviews the scope and results of audits; reviews management's response to audit reports; and discusses internal accounting controls and the quality of financial reporting. The Audit Committee consists of Messrs. John V. Crowe, as chairman, Richard J. Riordan and Joseph F. Lizzadro. During 1993, the Audit Committee held four meetings.

  The Compensation Committee establishes the general compensation policies of the Company, establishes compensation plans and specific compensation levels for executive officers, and administers the Company's 1991 Executive Incentive Plan, Profit Sharing Plan, 1991 Stock Appreciation Rights Plan and similar stock appreciation rights plans for the Company's subsidiary banks. The Compensation Committee consists of Messrs. Gerald F. Fitzgerald, as chairman, Thomas G. Fitzgerald and John V. Crowe and Dr. James H. Sammons. During 1993, the Compensation Committee held one meeting.

  During 1993, the Board of Directors of the Company held four meetings. All members except for Mr. John V. Crowe and Dr. James H. Sammons attended at least 75% of the Board meetings and, in addition, all members except for Mr. Crowe attended 75% of their respective committee meetings. Both Mr. Crowe and Dr. Sammons attended two Board meetings, and Mr. Crowe attended 60% of his respective committee meetings during 1993.

2. BENEFICIAL OWNERSHIP OF SECURITIES

  The following table lists the beneficial ownership, as of February 24, 1994, of the Company's Class A Common Stock and Class B Common Stock with respect to
(i) all persons known to the Company to be the beneficial owner of more than 5% of either class of such common stock, (ii) each director and each nominee for the board of directors, (iii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors and executive officers as a group:

                                               CLASS A COMMON   CLASS B COMMON
                                                 STOCK (1)        STOCK (1)
                                              ---------------- ----------------
                                              NUMBER           NUMBER
                                                OF    PERCENT    OF    PERCENT
NAME AND ADDRESS                              SHARES  OF CLASS SHARES  OF CLASS
- ----------------                              ------  -------- ------- --------
Francis Catini...............................   3,510      *%      --     -- %
Donald J. Cooney(2)..........................  14,700      *       --     --
John V. Crowe(3).............................  12,120      *       --     --
Gerald F. Fitzgerald(4)(5)...................   7,950      *   110,872   8.82
Gerald F. Fitzgerald, Jr.(5)(6)..............  46,063   2.10   177,198  14.10
James G. Fitzgerald(5)(7)....................  42,573   1.94   178,556  14.21
Marjorie G. Fitzgerald(4)(5).................  51,062   2.33   120,204   9.57
Peter G. Fitzgerald(5)(8)....................  43,617   1.99   186,438  14.84
Thomas G. Fitzgerald(9)......................  43,994   2.01   184,240  14.66
Joseph F. Lizzadro...........................   1,233      *       --     --
Thomas P. MacCarthy..........................   6,000      *       --     --
Edward C. Murawski...........................     754      *       --     --
Richard J. Riordan(10).......................   6,655      *    20,480   1.63
James H. Sammons, M.D........................   4,100      *       400      *
Julie F. Schauer(5)(11)......................  42,306   1.93   182,851  14.55
The Banc Funds (12).......................... 194,300   8.87       --     --
Suburban Bancorp, Inc. Bank Employees Profit
 Sharing Trust(13)........................... 134,375   6.13       --     --
All directors and executive officers as a
 group (consisting of 12 persons)............ 189,652   8.66   671,746  53.46

- --------
  *Less than 1%
(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) Includes 5,000 Class A shares owned by Donald J. Cooney's spouse, 1,700 Class A shares owned by his child sharing the same household, and 6,888 Class A shares owned by a trust for the benefit of Donald J. Cooney.
(3) Includes 3,060 Class A shares owned by certain trusts, the beneficiaries of which are John V. Crowe's minor children, and 490 Class A shares owned individually by his minor child.
(4) Excludes 51,062 Class A shares and 120,204 Class B shares owned by Gerald
    F. Fitzgerald's spouse, Marjorie G. Fitzgerald, who is also an owner of more than 5% of the Company's Class B Common Stock. Marjorie G. Fitzgerald is also the mother of Gerald F. Fitzgerald, Jr., James G. Fitzgerald, Thomas G. Fitzgerald, Julie F. Schauer and Peter G. Fitzgerald. Marjorie G. Fitzgerald's stock ownership is reported separately in this table.
(5) The address of Gerald F. Fitzgerald, Gerald F. Fitzgerald, Jr., Peter G. Fitzgerald, Marjorie G. Fitzgerald and Julie F. Schauer is 50 North Brockway, Palatine, Illinois 60067.
(6) Includes 20,521 Class B shares owned by Gerald F. Fitzgerald, Jr.'s spouse, 1,950 Class A shares and 43,587 Class B shares owned by a trust, the beneficiary of which is his minor child, and 450 Class A shares owned by a trust, the beneficiary of which is his niece who is a minor child.
(7) Includes 10,944 Class A shares and 8,938 Class B shares owned by James G. Fitzgerald's spouse and 11,800 Class A shares and 55,826 Class B shares owned by certain trusts, the beneficiaries of which are his minor children. The address of James G. Fitzgerald is 333 North Northwest Highway, Barrington, Illinois 60010.

(8) Includes 4,215 Class A shares and 24,555 Class B shares owned by Peter G. Fitzgerald's spouse, 1,010 Class A shares and 36,633 Class B shares owned by certain trusts, the beneficiary of which is his minor child, and 1,356 Class A shares and 14,730 Class B shares owned by certain trusts, the beneficiaries of which are his nieces, both of whom are minor children.
(9) Includes 23,900 Class A shares and 53,790 Class B shares owned by certain trusts, the beneficiaries of which are Thomas G. Fitzgerald's minor children. The address of Mr. Thomas G. Fitzgerald is 311 South Wacker Drive, Chicago, Illinois 60606.
(10) Includes 500 Class A shares owned by Richard J. Riordan's child sharing the same household.
(11) Includes 11,303 Class A shares and 52,308 Class B shares held of record by Julie F. Schauer's spouse and 3,981 Class A shares and 18,069 Class B shares owned by a trust, the beneficiary of which is her minor child.
(12) Based upon information provided by The Banc Funds. The address of The Banc Funds is 208 South LaSalle Street, Chicago, Illinois 60604.
(13) The address of the Suburban Bancorp, Inc. Bank Employees Profit Sharing Trust is 50 North Brockway, Palatine, Illinois 60067.

3. EXECUTIVE COMPENSATION

  The following table sets forth all compensation to the CEO and the four most highly compensated executive officers of the Company, or certain of its subsidiaries, for services rendered to the Company or its subsidiaries for the Company's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                     ANNUAL COMPENSATION        COMPENSATION
                              --------------------------------- ------------
NAME AND                                         OTHER ANNUAL                   ALL OTHER
PRINCIPAL POSITION       YEAR  SALARY   BONUS   COMPENSATION(1)   SARS(2)    COMPENSATION(3)
- ------------------       ---- -------- -------- --------------- ------------ ---------------
Gerald F. Fitzgerald,
 Jr..................... 1993 $200,000 $102,686     $19,200        1,156         $30,000
 President and CEO       1992  200,000   82,500      19,200        1,912          29,100
                         1991  200,000   60,960         *          2,041             *
James G. Fitzgerald..... 1993  175,000  100,024      21,900          111          26,250
 Treasurer and CFO       1992  175,000  102,854      23,150          165          26,250
                         1991  175,000   92,218         *            196             *
Thomas P. MacCarthy..... 1993  133,875   35,343       4,200           26          20,081
 President, Suburban     1992  130,000   46,800       4,200           81          19,500
 National Bank of
  Palatine               1991  125,000   40,500         *             55             *
Francis Catini.......... 1993   85,000   33,660       3,000           93          12,750
 President, Suburban     1992   78,000   32,760       3,000          225          11,700
 Bank of Cary-Grove      1991   77,000   20,328         *             71             *
Edward C. Murawski...... 1993   91,000   14,742         --           --           13,650
 Senior Vice President,  1992   88,000   14,256         --           --           13,200
 Chief Accounting
  Officer                1991   83,000   10,956         *            --              *
 and Assistant Secretary

- --------
*  Not required to be reported.
(1) Represents fees paid for serving on the Boards of Directors of the Company and its subsidiary banks.
(2) Represents the grant of stock appreciation rights ("SARs") under the Company's 1991 Stock Appreciation Rights Plan and various stock appreciation rights plans adopted by the Company's subsidiary banks.
(3) Represents contributions made by the Company and its subsidiary banks to the Suburban Bancorp, Inc. Profit Sharing Plan (the "Profit Sharing Plan") for 1993 on behalf of the Named Executive Officers.

 Stock Appreciation Rights

  The Company and its subsidiary banks have each adopted plans granting stock appreciation rights ("SARs"), all of which operate in substantially the same manner (collectively referred to as the "Plans"). The Plans are generally for the benefit of the President of the Company and the presidents of its subsidiary banks, although, they may be extended to other senior management at the discretion of the Board of Directors of the respective business unit. A target fund is established for each business unit, the size of which is determined based on a percentage of the annual base salary of the unit's president multiplied by several performance factors. At the end of the calendar year the target fund is converted into SARs which are awarded to the president of the respective business unit.

  The number of SARs awarded to each president is determined by dividing the target fund by the "value" of each SAR. The "value" of each SAR is the adjusted book value per share of each subsidiary bank's stock for the subsidiary bank presidents and the quoted market value of the Company's Class A Common Stock for the Company's President. Four years after the issuance of SARs, the recipients are paid in cash the difference between the "value" of the SARs at that time and the "value" of the SARs at the time they were issued. The cash payments are made by the respective business unit awarding the SARs. The SARs are forfeitable by any holder who is not an employee of the Company or one of its subsidiaries at maturity.

  The following table sets forth information concerning individual grants of SARs made during the last fiscal year to each of the Named Executive Officers:

                         SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                    REALIZABLE
                                                                                     VALUE AT
                                                                                  ASSUMED ANNUAL
                                                                                  RATES OF STOCK
                                                                                       PRICE
                                                                                   APPRECIATION
                                INDIVIDUAL GRANTS                                  FOR SAR TERM
- --------------------------------------------------------------------------------- ---------------
                                      % OF TOTAL SARS
                                        GRANTED TO
                          NUMBER OF    EMPLOYEES IN      BASE
   NAME                  SARS GRANTED  FISCAL YEAR(1)  PRICE(4)  EXPIRATION DATE     5%     10%
   ----                  ------------ --------------- --------- ----------------- ------- -------
Gerald F. Fitzgerald,
 Jr.....................    1,156           (2)       $   43.25 December 31, 1997 $10,775 $23,204
James G. Fitzgerald.....      111           (3)          449.41 December 31, 1997  10,750  23,151
Thomas P. MacCarthy.....       26           (3)        1,012.63 December 31, 1997   5,674  12,219
Francis Catini..........       93           (3)          291.70 December 31, 1997   5,846  12,590
Edward C. Murawski......      --            --              --         --             --      --

- --------
(1) During fiscal year 1993, a total of 4,713 SARs were granted to the President of the Company and twelve presidents of subsidiary banks pursuant to the Company's 1991 Stock Appreciation Rights Plan and various stock appreciation rights plans adopted by the Company's subsidiary banks.
(2) The SARs granted to Gerald F. Fitzgerald, Jr. were granted pursuant to the Company's 1991 Stock Appreciation Rights Plan. No other employees participate in this plan.
(3) The SARs granted to the subsidiary bank presidents were granted pursuant to each subsidiary bank's SAR plan. No other employees participate in these plans.
(4) The base price per share for SARs granted to Gerald F. Fitzgerald, Jr. is the quoted market price for one share of the Company's Class A Common Stock on the date of grant. The base price per share for SARs granted to Messrs. James G. Fitzgerald, Thomas P. MacCarthy and Francis Catini is the adjusted book value per share on the date of grant for Suburban Bank of Barrington, Suburban National Bank of Palatine, and Suburban Bank of Cary-Grove, respectively.

  The following table sets forth information concerning each exercise of SARs during the last fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised SARs:

                  AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END SAR VALUES

                                                                        VALUE OF UNEXERCISED
                                                UNEXERCISED SARS            IN-THE-MONEY
                                                  AT F-Y END(1)           SARS AT F-Y END(1)
                           SARS     VALUE   ------------------------- -------------------------
    NAME                 EXERCISED REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
    ----                 --------- -------- ----------- ------------- ----------- -------------
Gerald F. Fitzgerald,
 Jr.....................    100    $28,968      --          5,153         --         $90,943
James G. Fitzgerald.....    254     57,223      --            595         --          64,112
Thomas P. MacCarthy.....     --         --      --            183         --          19,050
Francis Catini..........    109     12,251      --            394         --          22,221
Edward C. Murawski......     --         --      --            --          --             --

- --------
(1) Represents the number and value of SARs which will be exercisable over the next three years.

 Compensation Agreements

  In 1991, the Company entered into an employment agreement and deferred compensation agreement with Gerald F. Fitzgerald in connection with his continuing service as Chairman of the Board of the Company. Mr. Fitzgerald receives an annual salary from the Company of $25,000 for such services. Pursuant to the terms of the deferred compensation agreement, the Company assumed the obligations of various subsidiary banks of the Company to pay deferred compensation to Mr. Fitzgerald beginning in 1991, related to services rendered to the Company and its subsidiary banks in prior years. Payments of the deferred compensation are to be paid to Mr. Fitzgerald continuing for his life; to his widow, if she survives him, for her life; or, under certain circumstances, to his estate for a period not to exceed 60 months. Under this deferred compensation arrangement, Mr. Fitzgerald received deferred compensation equal to $344,825 in 1993. Such amount will be increased or decreased annually by a percentage equal to the percentage increase or decrease in the Consumer Price Index for that period.

 Director Compensation

  Directors who are not principally employed by the Company or any of its subsidiaries receive annual compensation of $5,000 plus $200 per meeting attended. Messrs. John V. Crowe, Joseph F. Lizzadro, Thomas G. Fitzgerald, and Richard J. Riordan, and Dr. James H. Sammons, directors, received such compensation during 1993. Directors who are principally employed by the Company or its subsidiaries receive no additional compensation for service as directors. Compensation for committee service for directors eligible to receive annual compensation is $200 per committee meeting not held in conjunction with a meeting of the Board of Directors.

 Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors consists of Messrs. Gerald F. Fitzgerald, Thomas G. Fitzgerald and John V. Crowe and Dr. James H. Sammons. Mr. Gerald F. Fitzgerald is the Chairman of the Board of Directors of the Company and prior to 1991 was the Chairman of the Board of Directors of several of the Company's subsidiary banks. Mr. Fitzgerald is also the beneficial owner of more than 5% of the Company's Class B Common Stock. Mr. Thomas G. Fitzgerald, who is also Secretary of the Company and the beneficial owner of more than 5% of the Company's Class B Common Stock, is a partner in the law firm of Freeborn & Peters. Mr. Fitzgerald and the law firm were retained as counsel to the Company and certain of its subsidiaries in 1993, and it is anticipated that they will continue to be retained for the current year.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Company (the "Committee") recommends to the Board of Directors of the Company (the "Board") the compensation of the Company's Chief Executive Officer and its other executive officers, including the presidents of the Company's subsidiary banks. In addition to reviewing the salary compensation for all executive officers and making recommendations to the Board, the Committee reviews and makes recommendations to the Board regarding the nature, timing and amount of awards and grants under the Company's Profit Sharing Plan, 1991 Executive Incentive Plan, 1991 Stock Appreciation Rights Plan, and the various stock appreciation rights plans of the Company's subsidiary banks.

 Compensation of Executive Officers Generally

  The Committee considers the Company's executive compensation program an essential management tool in assisting the Company to achieve its performance goals and provide its stockholders with increased investment returns. With these considerations in mind, the program has been designed to link executive pay to meeting specific financial performance goals and to increase the Company's stock price. The program is also designed to (i) further the Company's commitment to community banking, (ii) support the Company's decentralized decision making structure, (iii) recognize individual contributions as well as overall business results, and (iv) attract and retain talented executives who are essential to the Company's long term success. Executive compensation criteria are evaluated periodically to ensure consistency with business objectives which are important in increasing the Company's profitability and in enhancing stockholder value.

  In an effort to improve the Company's executive compensation program, the Committee recently engaged the services of McGladrey & Pullen, Certified Public Accountants and Consultants, to advise it on a wide variety of executive compensation issues, including salary and the award of stock appreciation rights, bonuses and profit sharing contributions. Based on the results of the consultants' findings, the Committee determined that minor revisions to the current compensation program are appropriate in order to further motivate management to achieve measured financial goals and improve stockholder wealth. The revised program will be competitive with programs of other companies of comparable size in the same industry and geographic location, but will provide above-average incentive opportunities. The Committee anticipates that the revised program will be adopted in the next several months and will be applicable to executive compensation for 1994.

  The Committee has considered the impact of the $1 million deduction cap of
Section 162(m) of the Internal Revenue Code on executive compensation in future years. The Committee has determined that, while Section 162(m) should be given consideration in compensating executives, it should not preclude the Committee from adhering to its compensation philosophy.

 Components of Executive Compensation

  There are two general forms of compensation applicable to the Company's executive officers: base salary compensation and incentive compensation.

  Base Salary Compensation. Base salaries for executive officers are determined by reference to a range of market rates for persons holding similar positions at other companies of comparable size in the same industry and geographic location. For this purpose, the Committee uses compensation surveys conducted by the Bank Administration Institute, the Illinois Bankers Association, Wyatt Data Services, Ben S. Cole Financial Incorporated and SNL Securities Executive Compensation Review. These surveys are based upon compensation levels paid by similar banks of similar size, operating within generally the same geographic area.

  The Committee periodically reviews each executive officer's salary and sets individual objective and subjective performance goals, which may vary depending upon the specific position or role of the executive within the Company or any of its subsidiary banks. The Committee's review takes into consideration both the Company's performance with respect to earnings, profits, return on average capital and average assets, together with each individual's performance for the year and his or her potential impact on the Company's future success. In the case of executive officers with responsibility for a subsidiary bank or a particular non-bank subsidiary, such bank's or subsidiary's financial results are also considered. In addition, where appropriate, the Committee may consider non-financial performance, such as increases in market share and improvements in relations with customers and employees. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered.

  Incentive Compensation. The Company's incentive compensation has three components: (i) an annual bonus; (ii) a grant of stock appreciation rights; and
(iii) a profit sharing contribution. All three components are based upon the profitability of the Company or the subsidiary bank or banks for which an executive officer is responsible, as applicable, as measured by return on average capital and average assets and increase in core deposits.

  Annual Bonus. Under the Company's 1991 Executive Incentive Plan (the "Plan"), the Committee may grant cash bonuses to officers and senior management of the Company and its subsidiaries on an annual basis. The Plan consists of three target funds: (i) a fund for the president of the Company equal to 32% of his annual base salary for the year; (ii) a fund for the senior officers of the Company equal to 12% of their annual base salaries, on a combined basis; and
(iii) a fund for the junior officers of the Company equal to 6% of their annual base salaries, on a combined basis. Each target fund is then multiplied by a performance factor based on return on average capital for each subsidiary bank, adjusted to reflect net loan charge-offs. The funds are then allocated in the following manner: (i) 25% of the Presidents' Fund to the Chairman of the Board of the Company; (ii) 75% of the President's Fund to the President of the Company; (iii) 100% of the Senior Officers' Fund to the senior officers as a group; and (iv) 100% of the Junior Officers' Fund to the junior officers as a group. The Senior Officers' Fund and Junior Officers' Fund are allocated to individuals within each respective group based on the percentage of the individual's salary to that of the entire group.

  Stock Appreciation Rights. The Committee believes that the granting of stock appreciation rights ("SARs") is an important method of aligning management's interests with those of the Company's stockholders on a long term basis. In addition, the Committee recognizes that, in order for the Company to remain competitive, it must employ the best and most talented executives who possess demonstrated skills and experience. The Company believes that SARs give the Company a significant advantage in attracting and retaining such executives and, therefore, believes that SARs are an important feature of the Company's executive compensation package.

  For the foregoing reasons, the Company designated the 1991 Stock Appreciation Rights Plan as a long term incentive program for the President of the Company, and each of the Company's subsidiary banks have designated similar SAR plans for the presidents of the subsidiary banks (collectively referred to as the "Plans"). Although the Plans are generally for the benefit of the President of the Company and the presidents of its subsidiary banks, they may be extended to other senior management who, at the discretion of the Board of Directors of the respective business unit, are expected to contribute materially to the unit's success. For each business unit, there is established a target fund, the size of which is based on a percentage of the annual base salary of the unit's president. The target fund is then multiplied by several performance factors which, for each subsidiary bank, is related to its individual performance and, for the Company, is related to the performance of the subsidiary banks on a combined basis. One half of the fund is multiplied by a performance factor based on earnings performance as measured by return on average capital and the other half is multiplied by a performance factor related to growth in core deposits. At the end of each calendar year the target fund is converted into SARs which are awarded to the president of the respective business unit.

  The number of SARs awarded to each individual is determined by dividing the target fund by the "value" of each SAR. The "value" of each SAR is the adjusted book value per share of each subsidiary bank's stock for the subsidiary bank presidents and the quoted market value of the Company's Class A Common Stock for the Company's President. Four years after the issuance of SARs, the recipients are paid in cash the difference between the "value" of the SARs at that time and the "value" of the SARs at the time they were issued. The cash payments are made by the respective business unit awarding the SARs. The SARs are forfeitable by any holder who is not an employee of the Company or one of its subsidiaries at maturity.

  The Committee intends to continue using SARs as the primary long term incentive for executive officers, because they serve as an additional incentive to improve the performance of the Company and its subsidiary banks and, with respect to the President of the Company, provide rewards only to the extent the Company's stock price increases after the SARs are granted. Because the Plans encourage executives to increase Company performance on a long term basis, the Committee believes they serve to more closely align the interests of the executives with those of the Company's stockholders.

  Profit Sharing Contribution. The Suburban Bancorp, Inc. Profit Sharing Plan is a profit sharing plan sponsored by the Company, its subsidiary banks, and Suburban Information Systems, Inc. and its subsidiary, Suburban Remittance Corporation. Each business unit makes a discretionary contribution each year out of its profits, if any, subject to certain restrictions. Performance of the business unit, as measured by return on average assets, adjusted to reflect net loan charge-offs, is a significant factor in the exercise of this discretion. The contribution is allocated among all participating employees of the respective business unit, generally those with a year or more of service, in accordance with their base salaries for the year. Benefits vest over a period from four to seven years of service. Benefits are paid only in the event of an employee's termination of employment, death or certain limited cases of hardship.

 Compensation of the Chief Executive Officer

  Mr. Gerald F. Fitzgerald, Jr. currently serves as Chief Executive Officer and President of the Company. Mr. Fitzgerald was compensated during 1993 utilizing the same general philosophy and criteria used for other executive officers as described above, except that his incentive compensation was tied to the profitability of the Company on a consolidated basis. During 1993, Mr. Fitzgerald's base salary for service as Chief Executive Officer of the Company was $125,000. He also received an aggregate of $75,000 in salaries from six subsidiary banks for service as chairman of the boards of such banks, as well as $19,200 for attendance at monthly board meetings of those banks. In making such determinations, the Committee took into account a comparison of base salaries of chief executive officers of other bank holding companies and state community banks in the same geographic area that the Company competes, as indicated in the surveys described in the section above entitled "Base Salary Compensation." The Committee also considered the Company's success in meeting its financial performance goals for 1993, the performance of the Company's Class A Common Stock, Mr. Fitzgerald's role in promoting the long-term strategic growth of the Company, and his individual performance for the year. The Committee also took into account the longevity of Mr. Fitzgerald's service to the Company and his stature in the community and in the banking industry. In making such determinations, the Committee exercised its discretion and judgment based on the foregoing criteria without applying a specific formula to determine the weight of each factor considered.

  Mr. Fitzgerald's aggregate of $102,686 in cash bonuses granted under the 1991 Executive Incentive Plan was determined based on the formula described above with respect to return on average capital of the subsidiary banks on a combined basis, and by the return on average assets of the subsidiary banks of which he served as chairman. Mr. Fitzgerald was also awarded 1,156 SARs under the 1991 Stock Appreciation Rights Plan valued at $43.25 each, based on the formula described above with respect to the growth and profitability of the subsidiary banks on a combined basis. The Company also contributed an aggregate of $30,000 in profit sharing contributions for his benefit based on return on average assets of the Company and the subsidiary banks of which he is chairman.

  The Committee believes that Mr. Fitzgerald, the Company and its subsidiary banks met their performance objectives for 1993, as reflected by the Company's overall performance. The Company's return on average assets increased during 1993 from 1.11% to 1.18% and core deposits increased from $1,070 million to $1,192 million. In addition, net earnings increased from $12.4 million to $14.7 million, and earnings per share increased from $3.67 to $4.31 during this same period. Based on the Company's overall performance, the Committee believes that Mr. Fitzgerald's total compensation for 1993 fairly and sufficiently rewards him for such performance and will serve to retain him as a key employee on whom the Company is dependent for its continued success.

Compensation Committee:

Gerald F. Fitzgerald, Chairman
Thomas G. Fitzgerald
James H. Sammons, M.D.
John V. Crowe

 Performance Graph

  The following line graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock over the past five fiscal years with (i) the cumulative total return of the NASDAQ Composite Index and (ii) the cumulative total return of the NASDAQ Bank Stock Index. Such cumulative total returns have assumed reinvestment of dividends. The quoted market price for the Company's Class A Common Stock was $17.75 on December 31, 1988 and $43.25 on December 31, 1993.


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG SUBURBAN BANCORP, NASDAQ COMPOSITE STOCK INDEX AND NASDAQ BANK STOCK INDEX


                                            NASDAQ       NASDAQ
                                            COMPOSITE    BANK
Measurement Period           SUBURBAN       STOCK        STOCK
(Fiscal Year Covered)        BANCORP        INDEX        INDEX
- -------------------          ----------     ---------    ----------
Measurement Pt-
12/31/88                     $100           $100         $100
FYE 12/31/89                 $142.426       $121.244     $111.154
FYE 12/31/90                 $75.238        $102.958     $81.400
FYE 12/31/91                 $143.448       $165.206     $133.671
FYE 12/31/92                 $201.204       $192.104     $194.187
FYE 12/31/93                 $258.707       $219.214     $221.319


4. MANAGEMENT RELATIONSHIP AND RELATED TRANSACTIONS

  At December 31, 1993, certain officers and directors of the Company and its subsidiary banks and certain companies in which such officers and directors of the Company have 10% or more beneficial interest were indebted to the Company and to its bank subsidiaries in the aggregate amount of $9,127,962. All of such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Mr. Richard J. Riordan, a director of the Company, is a member of the law firm of Riordan, Larson, Bruckert & Moore. During 1993, the Company and its subsidiaries paid the law firm $155,295 for legal services. Mr. Riordan and the law firm were retained as counsel to the Company and certain of its subsidiaries in 1993, and it is anticipated that Mr. Riordan and the law firm will continue to be retained for the current year. Mr. Thomas G. Fitzgerald, a director and Secretary of the Company and the beneficial owner of more than 5% of the Company's Class B Common Stock, is a partner in the law firm of Freeborn & Peters. Mr. Fitzgerald and the law firm were retained as counsel to the Company and certain of its subsidiaries in 1993, and it is anticipated that they will continue to be retained for the current year.

5. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed, subject to the approval of the stockholders, Deloitte & Touche as the independent auditors for the Company and its consolidated subsidiaries for 1994. Deloitte & Touche acted as independent auditors for the Company and its consolidated subsidiaries for the year ended December 31, 1993. Representatives of Deloitte & Touche will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives will also be available to respond to appropriate questions presented at the Meeting.

  The Board of Directors recommends a vote FOR approval of the selection of Deloitte & Touche as independent auditors for 1994.

6. STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 1995 annual meeting of stockholders of the Company must be received by the Company no later than November 14, 1994 in order to be included in the proxy statement and form of proxy relating to such annual meeting.

7. VOTING AND REVOCATION OF PROXIES

  Stockholders are urged to sign the accompanying form or forms of proxy, solicited on behalf of the Board of Directors of the Company, and to return it or them at once in the envelope provided for that purpose. The shares represented by proxies that are properly signed and returned will be voted in accordance with the stockholders' directions. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder who wishes to designate a person or persons to act as his or her proxy at the Meeting, other than the proxies designated by the Board of Directors, may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the form, and transmit it directly to such other designated person or persons for use at the Meeting.

  A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. Attendance at the Meeting will not, in and of itself, constitute the revocation of a proxy.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders for determining whether a proposal has been approved, whereas broker non-votes are not. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to the approval of the selection of independent auditors, votes may be cast in favor or against or the vote may be abstained. An abstention will be counted as present and will have the same effect as a vote against the proposal, because it requires the approval of a majority of the outstanding shares present in person or by proxy and entitled to vote at the Meeting. Broker non-votes will have no effect on the outcome of the election of directors or the approval of the selection of independent auditors.

8. OTHER MATTERS

  The Board of Directors knows of no matters likely to be brought before the Meeting other than those mentioned above. However, if any other matters, not now known or determined, properly come before the Meeting, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters, pursuant to discretionary authority granted in the proxy.

  The expenses of preparing and mailing this Proxy Statement and the accompanying forms of proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Solicitation will be by mail and by some personal solicitation by directors, officers, and employees of the Company without special compensation.

                                        By Order of the Board of Directors

                                        LOGO
                                        Thomas G. Fitzgerald
                                        Secretary

Palatine, Illinois
March 15, 1994

CLASS A COMMON STOCK                                            SEE REVERSE
                                                                SIDE



SUBURBAN BANCORP, INC.                             PROXY/VOTING INSTRUCTION CARD
PALATINE, ILLINOIS
- --------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 15, 1994

The undersigned hereby appoints FRANCIS CATINI and RICHARD J. RIORDAN as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock of Suburban Bancorp, Inc. held of record by the undersigned on February 25, 1994, at the annual meeting of stockholders to be held on April 15, 1994 or any adjournment thereof. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY
IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

Election of Class A Directors:

        Nominees:       John V. Crowe, Joseph F. Lizzadro,
                        and James H. Sammons, M.D.

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

        PLEASE MARK YOUR
X       VOTE IN THE BOX
        PROVIDED.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                   FOR     WITHHELD as to All Nominees

1. Election of     [_]     [_] To withhold authority to vote for
   Class A                     any nominee(s), mark the "FOR" box
   Directors                   and write the name of each such
                               nominee on the line provided below.


   _____________________________________________________


                                          FOR   AGAINST ABSTAIN

2. Proposal to approve the                [_]     [_]     [_]
   designation of Deloitte &
   Touche as the independent
   auditors of Suburban Bancorp,
   Inc. for the 1994 year.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.




        [Name and Address of Stockholder(s)]




SIGNATURE(S) ________________________________________________ DATE _______, 1994
NOTE: Please date and sign as name appears herein. If shares are held jointly by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signor is a corporation, please sign the full corporate name by a duly authorized officer. If the signor is a partnership, please sign the partnership name by an authorized person.

CLASS B COMMON STOCK                                            SEE REVERSE
                                                                SIDE



SUBURBAN BANCORP, INC.                             PROXY/VOTING INSTRUCTION CARD
PALATINE, ILLINOIS
- --------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 15, 1994

The undersigned hereby appoints FRANCIS CATINI and RICHARD J. RIORDAN as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Class B Common Stock of Suburban Bancorp, Inc. held of record by the undersigned on February 25, 1994, at the annual meeting of stockholders to be held on April 15, 1994 or any adjournment thereof. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY
IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

Election of Class B Directors:

        Nominees:       Francis Catini, Donald J. Cooney, Gerald F. Fitzgerald,
                        Gerald F. Fitzgerald, Jr., James G. Fitzgerald,
                        Thomas G. Fitzgerald, and Richard J. Riordan

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

        PLEASE MARK YOUR
X       VOTE IN THE BOX
        PROVIDED.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                   FOR     WITHHELD as to All Nominees

1. Election of     [_]     [_] To withhold authority to vote for
   Class B                     any nominee(s), mark the "FOR" box
   Directors                   and write the name of each such
                               nominee on the line provided below.


   _____________________________________________________


                                          FOR   AGAINST ABSTAIN

2. Proposal to approve the                [_]     [_]     [_]
   designation of Deloitte &
   Touche as the independent
   auditors of Suburban Bancorp,
   Inc. for the 1994 year.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.




        [Name and Address of Stockholder(s)]




SIGNATURE(S) ________________________________________________ DATE _______, 1994
NOTE: Please date and sign as name appears herein. If shares are held jointly by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signor is a corporation, please sign the full corporate name by a duly authorized officer. If the signor is a partnership, please sign the partnership name by an authorized person.